SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934.

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
     14a-6(e)(2)
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-12

                                 CNB CORPORATION
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                (Name of Registrant as Specified In Its Charter)

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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No Fee Required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     2)  Aggregate number of securities to which transaction applies:

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     3) Per unit  price  or  other  underlying  value  of  transaction  computed pursuant to Exchange Act Rule 0-11:

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     4)  Proposed maximum aggregate value of transaction:

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     5)  Total fee paid

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[ ]  Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid_________________

  2) Form, Schedule or Registration Statement No.:_________________

  3) Filing Party:__________________

  4) Date Filed:_________________

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                          [SCRIPT FOR TELEPHONE CALLS]

         Hello (name of person), this is (your name) calling for the Board of Directors of CNB Corporation and Conway National Bank.

         We just wanted to make sure you received the information we sent you about the election of directors for the corporation. You should have received a packet of information about our blue ribbon slate of candidates for the Board of Directors, as well as a blue proxy form.

         As a shareholder of CNB Corporation you can vote for four new directors and we hope you will vote for the Blue Ribbon Slate that includes Bill Benson, Paul Dusenbury, George Heyward Goldfinch and Russell Holliday. Do you plan to vote for the BLUE Ribbon Slate nominated by the Board of Directors of CNB Corporation or for the GREEN slate nominated by the Duncans?

                       IF BLUE: That's great. Have you mailed in your proxy form yet?

                           YES: Thank you so much for your support. Conway National Bank is poised to achieve great things for 21st century growth with the leaders you have selected. I'll be checking back with you to make sure you don't have any questions between now and the shareholders meeting. Thanks for talking with me. Goodbye.

                            NO: Thanks so much for your support but be sure and mail your BLUE form in as soon as you can. Conway National Bank is poised to achieve great things for 21st century growth with the leaders you have selected. I'll be checking back with you to make sure you don't have any questions between now and the shareholders meeting. Thanks for talking with me. Goodbye.

                     IF GREEN:      Could you tell me if you made your  decision
                                    based on the financial future of the bank or
                                    sympathy   for  the   Duncans?   (WAIT   FOR
                                    RESPONSE)

                                    Well, thanks for talking with me. Goodbye.

                 IF UNDECIDED:      Well, I understand it's a difficult  choice.
                                    Will you  make  your  decision  based on the
                                    financial future of the bank or sympathy for
                                    the Duncans? (WAIT FOR RESPONSE)....  Do you
                                    have  any   questions   or  is   there   any
                                    information  you would like to help you make
                                    a decision? (WAIT FOR RESPONSE).... I'll ask
                                    the Board of  Directors  to  respond to your
                                    questions or request  right away.  Thank you
                                    for talking  with me. I'll be checking  back
                                    with  you to make  sure you  don't  have any
                                    more   questions   between   now   and   the
                                    shareholders meeting. Goodbye.